Exhibit 10.3

SENSORS FOR MEDICINE AND SCIENCE, INC.

1997 STOCK OPTION PLAN

AS AMENDED AND RESTATED JUNE 22, 2011

SENSORS FOR MEDICINE AND SCIENCE, INC.

1997 STOCK OPTION PLAN

AS AMENDED AND RESTATED JUNE 22, 2011

	(d) Date of Grant	9

11.	TRANSFERABILITY OF STOCK AND OPTIONS	9
	(a) Limitations on Transfer	9
	(b) Nontransferability of Shares	9
	(c) Legend	10
	(d) Put Rights	10

12.	TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP OF OPTIONEE	10

13.	USE OF PROCEEDS	10

14.	REQUIREMENTS OF LAW	11

15.	AMENDMENT AND TERMINATION OF THE PLAN	11

16.	EFFECT OF CHANGES IN CAPITALIZATION	12
	(a) Changes in Stock	12
	(b) Reorganization in Which the Corporation Is the Surviving Corporation	13
	(c) Dissolution, Liquidation, Sale of Assets, Reorganization in Which the Corporation Is Not the Surviving Corporation, and Change of Control	13
	(d) Adjustments	14
	(e) No Limitations on Corporation	14

17.	DISCLAIMER OF RIGHTS	14

18.	NONEXCLUSIVITY OF THE PLAN	15

19.	CAPTIONS	15

20.	DISQUALIFYING DISPOSITIONS	15

21.	WITHHOLDING TAXES	15

22.	OTHER PROVISIONS	16

23.	NUMBER AND GENDER	16

24.	SEVERABILITY	16

25.	GOVERNING LAW	16

26.	CALIFORNIA PROVISIONS	16

SENSORS FOR MEDICINE AND SCIENCE, INC.

1997 STOCK OPTION PLAN

AS AMENDED AND RESTATED JUNE 22, 2011

SENSORS FOR MEDICINE AND SCIENCE, INC., a Delaware corporation (the “Corporation”), sets forth herein the terms of this 1997 Stock Option Plan (the “Plan”) as follows:

1.                                                                                      PURPOSE

The Plan is intended to advance the interests of the Corporation and any subsidiary thereof within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended (with the term “person” as used in such Rule 405 being defined as in Section 2(2) of such Act) (a “Subsidiary”), by providing eligible individuals (as designated pursuant to Section 4 below) with incentives to improve business results. The Plan creates such incentives by providing an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its Subsidiaries, and will encourage eligible individuals to continue to serve the Corporation and its Subsidiaries, whether as an employee, as a director, as a consultant or advisor or in some other capacity. To this end, the Plan provides for the grant of stock options, as set out herein.

This Plan provides for the grant of stock options (each of which is an “Option”) in accordance with the terms of the Plan. An Option may be an incentive stock option (an “ISO”) intended to satisfy the applicable requirements under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provision of any subsequently-enacted tax statute (the “Code”), or a nonqualified stock option (an “NSO”). An Option is an NSO to the extent that the Option would exceed the limitations set forth in Section 7 below. An Option is also an NSO if either (i) the Option is specifically designated at the time of grant as an NSO or not being an ISO or (ii) the Option does not otherwise satisfy the requirements of Code Section 422 at the time of grant. Each Option shall be evidenced by a written agreement between the Corporation and the recipient individual that sets out the terms and conditions of the grant as further described in Section 8.

2.                                                                                      ADMINISTRATION

(a)                                 Board

The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Option granted or any Option Agreement (as defined in Section 8 below) entered into hereunder. The Board shall have full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan, which the Board deems to be necessary or appropriate to the administration of the Plan, any Option granted hereunder or any Option Agreement entered into hereunder. The Board’s interpretation and construction of any provision of the Plan, any Option granted hereunder or any Option Agreement entered into hereunder shall be final, binding and conclusive.

(b)                                 Action by Committee

The Board from time to time may appoint a Stock Option Committee consisting of two or more members of the Board of Directors (the “Committee”). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-laws of the Corporation and applicable law. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

(c)                                  No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Option granted hereunder or any Option Agreement entered into hereunder.

(d)                                 Applicability of Rule 16b-3

Those provisions of the Plan that make express reference to Rule 16b-3 shall apply to the Corporation only at such time as any equity security of the Corporation is registered under Section 12 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (each of whom is a “Reporting Person”).

3.                                                                                      STOCK

The stock that may be issued pursuant to Options under the Plan shall be shares of common stock, par value $.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options under the Plan shall not exceed, in the aggregate, 6,462,615 shares of Stock, less any shares of Stock issued by the Corporation as “founder’s stock” pursuant to Founder’s Stock Purchase Agreements. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise, or if the Corporation reacquires shares of unvested Stock issued pursuant to Founder’s Stock Purchase Agreements pursuant to Section 6 thereunder, the shares of Stock that were subject to the unexercised, forfeited, terminated or canceled portion of such Option, or reacquired by the Corporation, as the case may be, shall be available immediately for future grants of Options under the Plan or for issuance as “founder’s stock” pursuant to Founder’s Stock Purchase Agreements.

4.                                                                                      ELIGIBILITY

(a)                                 Designated Recipients

Subject to the next sentence, Options may be granted under the Plan to (i) any full-time employee of the Corporation or any Subsidiary (including any such individual who is an officer or director of the Corporation or any Subsidiary) as the Board shall determine and designate from time to time or (ii) any other individual (including a non-employee director of, or consultant or advisor providing bona fide services to, the Corporation or any Subsidiary, provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction) whose participation in the Plan is determined by the Board to be in the best interests of the Corporation and is so designated by the Board. Options granted to an employee of the Corporation or a “subsidiary corporation” thereof within the meaning of Section 424(f) of the Code shall be either ISOs or NSOs, as determined in the sole discretion of the Board, and Options granted to any other individual shall be NSOs.

(b)                                 Successive Grants

An individual may hold more than one Option, subject to such restrictions as are provided herein.

5.                                                                                      EFFECTIVE DATE AND TERM OF THE PLAN

(a)                                 Effective Date

The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year of such effective date by the affirmative vote of holders of a majority of the shares of Stock present or represented and entitled to vote, provided that the total votes cast represent a majority of all shares entitled to vote, or by consent as permitted by law. Upon approval of the Plan by the stockholders of the Corporation as set forth above, however, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Plan’s effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null and void and of no effect.

(b)                                 Term

The Plan shall have no termination date, but no grant of an ISO may occur after the date that is ten years after the effective date.

6.                                                                                      GRANT OF OPTIONS

(a)                                 General

Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, grant to such eligible individuals as the Board may determine (each of the whom is an “Optionee”), Options to purchase such number of shares of Stock on such terms and conditions as the Board may determine, including any terms or conditions that may be necessary to qualify such Options as ISOs under Section 422 of the Code. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

(b)                                 Limitation on Grants of Options

On and after such time as any equity security of the Corporation is registered under Section 12 of the Exchange Act (the “Registration Date”) but only after such time as the reliance period described in Treas. Reg. Section 1.162-27(f)(2) has expired, the maximum number of shares subject to Options that can be granted under the Plan during any fiscal year to any executive officer of the Corporation, or to any other person eligible for a grant of an Option under Section 4, is 750,000 (subject to adjustment as provided in Section 16(a) hereof).

7.                                                                                      LIMITATIONS ON INCENTIVE STOCK OPTIONS; PARACHUTE PAYMENTS

(a)                                 Price and Dollar Limitations

An Option that is designated as being one that is intended to qualify as an ISO shall qualify for treatment as an ISO only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which all options that are intended to constitute “incentive stock options,” within the meaning of Code Section 422, are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000.

(b)                                 Parachute Limitations

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation or any Subsidiary (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation (or any such Subsidiary) for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a “Benefit Arrangement”), and unless the agreement evidencing the Option granted to the Optionee or the Other Agreement otherwise provides, if the Optionee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute

Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment, provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent..

8.                                                                                      OPTION AGREEMENTS

All Options granted pursuant to the Plan shall be evidenced by agreements (“Option Agreements”), to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.                                                                                      OPTION PRICE

The purchase price of each share of Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Option Agreement. The Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of Stock on the date on which the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an ISO shall not be less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or system or in such market (the closing price selected by the Board if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10.                                                                               TERM AND EXERCISE OF OPTIONS

(a)                                 Term

Upon the expiration of ten years from the date on which an ISO is granted or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option, such ISO shall be ineligible for treatment as an “incentive stock option,” as defined in Section 422 of the Code, and shall be exercisable only as an NSO. In the event the Optionee otherwise would be ineligible to receive an “incentive stock option” by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), such ten year restriction on exercisability as an ISO shall be read to impose a five year restriction on such exercisability. If an Optionee shall terminate employment prior to the ten-year or five-year limitation described in the immediately preceding sentences, any outstanding ISO shall be ineligible for treatment as an “incentive stock option,” as defined in Section 422 of the Code, and shall be exercisable only as an NSO, unless exercised within three months after such termination or, in the case of termination on account of “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), within one year after such termination.

(b)                                 Option Period and Limitations on Exercise

Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and, to the extent that the Board determines and sets forth a termination date for such Option in the Option Agreement (including any amendment thereto), ending upon the stated expiration or termination date. The Board in its sole discretion may specify events or circumstances, including the giving of notice, which will cause an Option to terminate as set forth in the Option Agreement or in this Plan. Subject to the terms and conditions of the Plan, the Board may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding and may condition exercisability (or vesting) of an Option upon the attainment of performance objectives, upon continued service, upon certain events or transactions, or a combination of one or more of such factors, or otherwise, as set forth in the Option Agreement. Subject to the parachute payment restrictions under Section 7(b), however, the Board, in its sole discretion, may rescind, modify, or waive any such limitation or condition on the exercise of an Option contained in any Option Agreement, so as to accelerate the time at which the Option may be exercised or extend the period during which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date on which the stockholders of the Corporation approve the Plan, as provided in Section 5 above.

(c)                                  Method of Exercise

An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Board, of a written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Board and set forth in the Option Agreement pertaining to an Option, (a) in cash or by check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 hereof ) on the date of exercise or (c) by a combination of the methods described in Sections (a) and (b) hereof; provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. On and after the date shares of Stock are publicly traded on an established securities market, payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or Stock certificates evidencing his ownership of such shares. A separate Stock certificate or separate Stock certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is an ISO, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is an NSO. Unless otherwise stated in the applicable Option Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or stock dividend payments attributable to the subject shares or to direct the voting of the subject shares) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance. Shares issued pursuant to the exercise of any Option shall be subject to the applicable restrictions set out in Section 11 hereof.

(d)                                 Date of Grant

The date of grant of an Option under this Plan shall be the date as of which the Board approves the grant.

11.                                                                               TRANSFERABILITY OF STOCK AND OPTIONS

(a)                                 Limitations on Transfer

During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the guardian or legal representative of the Optionee) may exercise the Option, except as otherwise specifically permitted by this Section 11(a). No Option shall be assignable or transferable other than by will or in accordance with the laws of descent and distribution; provided, however, to the extent permitted under the applicable Option Agreement, and to the extent the transfer is in compliance with any applicable restrictions on transfers, an Optionee may transfer an NSO to a family member of the Optionee (defined as an individual who is related to the Optionee by blood or adoption), to a trust established and maintained for the benefit of the Optionee or a family member of the Optionee (as determined under applicable state law and the Code) or to a partnership in which family members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this Section 11(a) or by will or the laws of descent and distribution.

(b)                                 Nontransferability of Shares

In the Board’s sole discretion, the Board may provide in an Option Agreement that an Optionee (or such other individual who is entitled to exercise an Option) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock acquired pursuant to an Option to anyone without first offering such shares to the Corporation for purchase on the same terms and conditions as those offered the proposed transferee. The Corporation may assign its right of first refusal under this Section 11(b), in whole or in part, to (1) any holder of stock or other securities of the Corporation (a “Stockholder”), (2) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Corporation or a Subsidiary for the benefit of employees of the Corporation or a Subsidiary (a “Benefit Plan”), or (3) any corporation or other trade or business that is controlled by or under common control with the Corporation (determined in accordance with the principles of Section 414(b) and Section 414(c) of the Code and the regulations thereunder) (an “Affiliate”). The Corporation shall give reasonable written notice to the Optionee of any such assignment of its rights. The Option Agreement may provide that the restrictions of this Section 11(b) re-apply to any person to whom Stock that was originally acquired pursuant to an Option is sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock, but the Option Agreement may provide that the restrictions of this Section 11(b) do not apply to a transfer of Stock that occurs as a result of the death of the Optionee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

(c)                                  Legend

In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Option Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

(d)                                 Put Rights

The Board, by inclusion of appropriate language in the Option Agreement, may grant the person acquiring shares of Stock thereunder the right to put such shares to the Corporation at the fair market value of such shares (as determined hereunder) at the time of exercise of such put, or at such other value as shall be specified in the Option Agreement, subject to such further terms and conditions as the Board shall include in the Option Agreement.

12.                                                                               TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP OF OPTIONEE

In the Board’s sole discretion, the Board may include language in an Option Agreement providing for the termination of any unexercised Option in whole or in part upon or at any time after the termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary (whether as an employee, a director, a consultant or advisor providing bona fide services to the Corporation or a Subsidiary, or otherwise). Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

13.                                                                               USE OF PROCEEDS

The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Options granted under the Plan shall constitute general funds of the Corporation.

14.                                                                               REQUIREMENTS OF LAW

The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the Optionee, the individual exercising the Option, or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory or self-regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered thereby, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to register its common stock pursuant to the Securities Exchange Act of 1934 (as now in effect or as hereafter amended). The Corporation shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option or to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.                                                                               AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Options have not been granted. The Corporation may retain the right in an Option Agreement to cause a forfeiture of the shares of Stock or gain realized by a holder of an Option (a) if the holder violates any agreement covering non-

competition with the Corporation or any Subsidiary or nondisclosure of confidential information of the Corporation or any Subsidiary, (b) if the holder’s employment is terminated for cause or (c) if the Board determines that the holder committed acts or omissions which would have been the basis for a termination of holder’s employment for cause had such acts or omissions been discovered prior to termination of holder’s employment. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option, if the holder of such grant was an employee of the Corporation or a Subsidiary and the holder’s employment is terminated for cause, as defined in the applicable Option Agreement. Except as permitted under this Section 15 or Section 16 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

16.                                                                               EFFECT OF CHANGES IN CAPITALIZATION

(a)                                 Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kind of shares for the acquisition of which Options may be granted under the Plan, and the limitations on the maximum number of shares subject to Options that can be granted to any individual under the Plan as set forth in Section 6(b) hereof, shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. In the event of any distribution to the Corporation’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Corporation) without receipt of consideration by the Corporation, the Corporation may, in such manner as the Corporation deems appropriate, adjust (i) the number and kind of shares subject to outstanding Options and/or (ii) the exercise price of outstanding Options to reflect such distribution.

(b)                                 Reorganization in Which the Corporation Is the Surviving Corporation

Subject to Subsection (c)(iv) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

(c)                                  Dissolution, Liquidation, Sale of Assets, Reorganization in Which the Corporation Is Not the Surviving Corporation, and Change of Control

The Plan and all Options outstanding hereunder shall terminate (i) upon the dissolution or liquidation of the Corporation, or (ii) upon a merger, consolidation, or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or (iii) upon a sale of substantially all of the assets of the Corporation to another person or entity, or (iv) any transaction (including without limitation a merger or reorganization in which the Corporation is the surviving corporation) that results in a “change in control” of the Corporation (as defined below), except to the extent that provision is made in writing in connection with any such transaction covered by clauses (i) through (iv), and such provision is approved by a majority of the full Board, for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Options and the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), during such period occurring before such termination as the Board in its sole discretion shall determine and designate, and in any event immediately before the occurrence of such termination, to exercise such Option in whole or in part, to the extent that such Option was otherwise exercisable at the time such termination occurs, except that, by inclusion of appropriate language in an Option Agreement, the Board may provide that the Option may be exercised before termination without regard to any installment limitation or other condition on exercise imposed pursuant to Section 10(b) above. The Corporation shall send written notice of a transaction or event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders. For purposes of this Section 16(c), a transaction shall be deemed to result in a “change of control” if such transaction results in any person or entity (other than a person or entity who was a holder of securities of the Corporation on June 30, 1998) owning 50% or more of the combined voting power of all classes of stock of the Corporation, unless (A) the acquisition of securities resulting in such person’s or entity’s first owning 50% or more of the combined voting power of all classes of stock of the Corporation arises from the Corporation’s issuance to such person or entity of new securities (other than an issuance pursuant to an underwritten public offering in which such acquisition is not expressly approved by the Board), or (B) at least two-thirds of the directors comprising the full Board determine that such transaction does not constitute a change of control for purposes of this Section 16(c).

(d)                                 Adjustments

Adjustments under this Section 16 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

(e)                                  No Limitations on Corporation

The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.                                                                               DISCLAIMER OF RIGHTS

No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of or to maintain a relationship with the Corporation or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Corporation or any Subsidiary either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.

The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

18.                                                                               NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19.                                                                               CAPTIONS

The use of captions in this Plan or any Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Option Agreement.

20.                                                                               DISQUALIFYING DISPOSITIONS

If Stock acquired by exercise of an ISO granted under this Plan is disposed of within two years following the date of grant of the ISO or one year following the transfer of the subject Stock to the Optionee (a “disqualifying disposition”), the holder of the Stock shall, immediately prior to such disqualifying disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Corporation may reasonably require.

21.                                                                               WITHHOLDING TAXES

The Corporation shall have the right to deduct from payments of any kind otherwise due to an Optionee any Federal, state, or local taxes of any kind required by law to be withheld with respect to any shares issued upon the exercise of an Option under the Plan or in connection with the purchase of an Option by the Corporation. At the time of exercise, the Optionee shall pay to the Corporation any amount that the Corporation may reasonably determine to be necessary to satisfy such withholding obligation. The Board in its sole discretion may provide in the Option Agreement that, subject to the prior approval of the Corporation, which may be withheld by the Corporation in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the

Corporation shares of Stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Corporation as of the date that the amount of tax to be withheld is to be determined. An Optionee who has made an election pursuant to this Section 21 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

22.                                                                               OTHER PROVISIONS

Each Option granted under the Plan may be subject to, and the Option Agreement relating to such Option may contain, such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions that are necessary to qualify the ISO as an “incentive stock option” within the meaning of the Section 422 of the Code or the regulations thereunder and shall not include any terms or conditions that are inconsistent therewith.

23.                                                                               NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24.                                                                               SEVERABILITY

If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25.                                                                               GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware (excluding its choice of law rules).

26.                                                                               CALIFORNIA PROVISIONS

Notwithstanding the foregoing sections, any Options granted under the Plan to an Optionee who is a resident of the State of California on the date of grant shall be subject to the following additional terms and conditions:

Unless an Optionee’s employment is terminated for cause as defined by applicable law, the Optionee shall have the right to exercise an Option, prior to the termination of the Option and only to the extent that the Optionee was entitled to exercise such Option on the date employment terminates, as follows: (i) at least six (6) months from the date of termination if the termination was caused by the Optionee’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), and (ii) at least thirty (30) days from the date of termination if termination was caused by other than death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of the Optionee.

* * *

The Plan was duly adopted and approved by the Board of Directors of the Corporation on March 5, 1997, was subsequently amended by the Board of Directors of the Corporation on September 18, 2001, and was subsequently amended and restated by the Board of Directors of the Corporation on April 5, 2002, January 23, 2011 and June 22, 2011 and approved by the stockholders of the Corporation on April 5, 2002, February 28, 2011 and June 22, respectively.

/s/ Carroll Cummings
Assistant Secretary of the Corporation

FIRST AMENDMENT TO THE

SENSORS FOR MEDICINE AND SCIENCE, INC.

AMENDED AND RESTATED 1997 STOCK OPTION PLAN

THIS FIRST AMENDMENT (the “Amendment”) to the Amended and Restated 1997 Stock Option Plan, as amended (the “Plan”), of Sensors for Medicine and Science, Inc., a Delaware corporation (the “Corporation”), is hereby adopted effective as of October 28, 2011, as set forth below:

WHEREAS, the Board of Directors of the Corporation (the “Board”) desires to modify and amend the Plan in accordance with the terms and conditions of this Amendment;

WHEREAS, Section 15 of the Plan provides that the Plan generally may be amended by the Board, and Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder require the approval of such increase in shares available under the Plan by the holders of a majority of the outstanding voting stock of the Corporation;

WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to increase the number of shares of the Corporation’s common stock, par value $0.01 (the “Common Stock”), after giving effect to the proposed five-to-one reverse stock split approved by the Board and the Company’s stockholders, authorized for issuance under the Plan to 3,734,665 shares; and

WHEREAS, the Board approved such increase in the number of shares of Common Stock available for issuance under the Plan by unanimous written consent dated October 27, 2011, and the holders of a majority of the outstanding voting stock of the Corporation approved such increase by written consent on October 27, 2011.

NOW, THEREFORE, in consideration of the foregoing:

1.             All capitalized terms used herein shall have the meanings assigned to them in the Plan unless expressly defined otherwise in this Amendment.

2.             Except as otherwise specifically provided herein, all terms and conditions of the Plan shall apply to the interpretation and enforcement of this Amendment as if explicitly set forth herein.

3.             The second sentence of Section 3 of the Plan is hereby amended by replacing the figure “6,462,615” with “3,734,665.”

4.             Except as expressly amended hereby, the Plan shall remain in full force and effect. Any references to the Plan in any documents shall refer to the Plan as amended hereby.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Corporation has executed this Amendment as of the date first written above.

SENSORS FOR MEDICINE AND SCIENCE, INC.

By:	/s/ Timothy T. Goodnow
Name:	Timothy T. Goodnow, Ph. D.
Title:	Chief Executive Officer and President

FIRST AMENDMENT TO THE

AMENDED AND RESTATED 1997 STOCK OPTION PLAN

SECOND AMENDMENT TO THE

SENSEONICS, INCORPORATED

AMENDED AND RESTATED 1997 STOCK OPTION PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the Amended and Restated 1997 Stock Option Plan, as amended (the “Plan”), of Senseonics, Incorporated, a Delaware corporation (the “Corporation”), is hereby adopted effective as of November 20, 2014, as set forth below:

WHEREAS, the Board of Directors of the Corporation (the “Board”) desires to modify and amend the Plan in accordance with the terms and conditions of this Amendment;

WHEREAS, Section 15 of the Plan provides that the Plan generally may be amended by the Board, and Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder require the approval of any increase in shares available under the Plan by the holders of a majority of the shares of outstanding capital stock of the Corporation, voting or consenting, as applicable, together as a single class on an as-converted basis;

WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to increase the number of shares of the Corporation’s common stock, par value $0.01 (the “Common Stock”), authorized for issuance under the Plan to 4,374,665 shares; and

WHEREAS, the Board approved such increase in the number of shares of Common Stock available for issuance under the Plan by unanimous written consent dated November 20, 2014, and the holders of a majority of the shares of outstanding capital stock of the Corporation, consenting as a single class on an as-converted basis, approved such increase by written consent on November 20, 2014.

NOW, THEREFORE, in consideration of the foregoing:

1.             All capitalized terms used herein shall have the meanings assigned to them in the Plan unless expressly defined otherwise in this Amendment.

2.             Except as otherwise specifically provided herein, all terms and conditions of the Plan shall apply to the interpretation and enforcement of this Amendment as if explicitly set forth herein.

3.             The second sentence of Section 3 of the Plan is amended by replacing the figure “3,734,665” with “4,374,665”.

4.             Except as expressly amended hereby, the Plan shall remain in full force and effect. Any references to the Plan in any documents shall refer to the Plan as amended hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has executed this Amendment as of the date first written above.

SENSEONICS, INCORPORATED

By:	/s/ Timothy T. Goodnow
Name:	Timothy T. Goodnow, Ph.D.
Title:	Chief Executive Officer and President

Second Amendment to Amended and Restated 1997 Stock Option Plan

THIRD AMENDMENT TO THE

SENSEONICS, INCORPORATED

AMENDED AND RESTATED 1997 STOCK OPTION PLAN

THIS THIRD AMENDMENT (this “Amendment”) to the Amended and Restated 1997 Stock Option Plan, as amended (the “Plan”), of Senseonics, Incorporated, a Delaware corporation (the “Corporation”), is hereby adopted effective as of July 24, 2015, as set forth below:

WHEREAS, the Board of Directors of the Corporation (the “Board”) desires to modify and amend the Plan in accordance with the terms and conditions of this Amendment;

WHEREAS, Section 15 of the Plan provides that the Plan generally may be amended by the Board, and Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder require the approval of any increase in shares available under the Plan by the holders of a majority of the shares of outstanding capital stock of the Corporation, voting or consenting, as applicable, together as a single class on an as-converted basis;

WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to increase the number of shares of the Corporation’s common stock, par value $0.01 (the “Common Stock”), authorized for issuance under the Plan by 700,000 shares from 4,374,665 shares to a total of 5,074,665 shares; and

WHEREAS, the Board approved such increase in the number of shares of Common Stock available for issuance under the Plan by a Meeting of the Compensation Committee on July 24, 2015, and have referred this Amendment to the stockholders of the Company for approval.

NOW, THEREFORE, in consideration of the foregoing:

1.             All capitalized terms used herein shall have the meanings assigned to them in the Plan unless expressly defined otherwise in this Amendment.

2.             Except as otherwise specifically provided herein, all terms and conditions of the Plan shall apply to the interpretation and enforcement of this Amendment as if explicitly set forth herein.

3.             The second sentence of Section 3 of the Plan is amended by replacing the figure “4,374,665” with “5,074,665”.

4.             Except as expressly amended hereby, the Plan shall remain in full force and effect.  Any references to the Plan in any documents shall refer to the Plan as amended hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has executed this Amendment as of the date first written above.

SENSEONICS, INCORPORATED

By:	/s/ Timothy T. Goodnow
Name:	Timothy T. Goodnow, Ph.D.
Title:	Chief Executive Officer and President

Third Amendment to Amended and Restated 1997 Stock Option Plan